[BHP BILLITON LOGO]
NEWS RELEASE
RELEASE TIME  IMMEDIATE
DATE         3 June 2005
NUMBER       24/05


            BHP BILLITON ACHIEVES MORE THAN 50% OF WMC
                 AND DECLARES OFFER UNCONDITIONAL



BHP Billiton is pleased to announce that, as at 1.45pm today, it had achieved acceptances under its offer for WMC Resources (WMC) (including instructions under the Acceptance Facility) for 55.45% of WMC's issued shares.

BHP Billiton also announces that it has declared its offer for WMC unconditional. BHP Billiton has waived the 90% minimum acceptance condition contained in clause 5.1(a) of its Bidder's Statement and all other conditions of the offer that were not previously waived or fulfilled. Formal notices are attached.

In addition, BHP Billiton will accelerate payment terms so that WMC shareholders who have accepted the offer or lodged instructions will be paid the offer consideration of $7.85 per WMC share within five business days of their acceptance being processed or instructions being implemented.

As BHP Billiton's voting power in WMC has increased to more than 50% for the purpose of section 624(2) of the Corporations Act1, the offer is now automatically extended by 14 days from 3 June 2005.

BHP Billiton Chief Executive Officer Chip Goodyear said the offer is now scheduled to close at 7:30pm (Melbourne time) on Friday, 17 June 2005. "We are delighted with the level of support from WMC shareholders and we strongly encourage remaining WMC shareholders to accept the offer before 17 June," Mr Goodyear said.

"BHP Billiton expects that a meeting of the WMC Board will be convened early next week for changes to be made to the Board's composition, as a result of BHP Billiton becoming the majority shareholder," he said.

-----------------------------
1 As modified by declaration made by ASIC dated 25 May 2005.


               BHP Billiton Limited ABN 49 004 028 077           BHP Billiton Plc Registration number 3196209
               Registered in Australia                           Registered in England and Wales
               Registered Office: 180 Lonsdale Street            Neathouse Place
               Melbourne Victoria 3000 Australia                 London SW1V 1BH United Kingdom
               Tel +61 1300 55 4757 Fax +61 3 9609 3015          Tel +44 20 7802 4000 Fax +44 20 7802 4111


               A member of the BHP Billiton group which is headquartered in Australia


In relation to the instructions held under the Acceptance Facility, BHP Billiton is delivering the confirmation letter to Merrill Lynch Equities (Australia) Limited in accordance with the terms of the Acceptance Facility announced on 13 May 2005. Merrill Lynch is then required to release the instructions held under the Acceptance Facility and deliver them to BHP Billiton or the relevant custodians as appropriate.


FURTHER INFORMATION

If shareholders have any questions in relation to the offer or accepting it, they should contact the offer information line on 1300 365 849 (from within Australia) or +61 3 9415 4254 (if calling from outside Australia) or, if calling from the United States of America, MacKenzie Partners at (212) 929 5500 (call collect) or (800) 322 2885 (toll free) or by email at proxy@mackenzie-partners.com, or consult their financial or other professional adviser.


                                 ****


Further information on BHP Billiton can be found on our Internet site: HTTP://WWW.BHPBILLITON.COM


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AUSTRALIA                                          UNITED KINGDOM
Jane Belcher, Investor Relations                   Mark Lidiard, Investor & Media Relations
Tel: +61 3 9609 3952  Mobile: +61 417 031 653      Tel: +44 20 7802 4156 Mobile: +44 7769 934 942
email: JANE.H.BELCHER@BHPBILLITON.COM              email: MARK.LIDIARD@BHPBILLITON.COM

Tania Price, Media Relations                       Ariane Gentil, Media Relations
Tel: +61 3 9609 3815  Mobile: +61 419 152 780      Tel: +44 20 7802 4177 Mobile: +44 78 81 51 8715
email: TANIA.PRICE@BHPBILLITON.COM                 email: ARIANE.GENTIL@BHPBILLITON.COM

UNITED STATES                                      SOUTH AFRICA
Mark Lidiard, Investor & Media Relations           Michael Campbell, Investor & Media Relations
Tel: USA +1 713 599 6100 or UK +44 20 7802 4031    Tel: +27 11 376 3360  Mobile: +27 82 458 2587
email: MARK.LIDIARD@BHPBILLITON.COM                email: MICHAEL.J.CAMPBELL@BHPBILLITON.COM

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FURTHER INFORMATION FOR U.S. HOLDERS

BHP Billiton has filed the Bidder's Statement, as supplemented from time to time, with the U.S. Securities and Exchange Commission (SEC) under cover of Form CB. Investors and holders of WMC Resources securities are strongly advised to read the Bidder's Statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC Resources securities may obtain free copies of the informational document (when available) as well as other relevant documents filed with the SEC, at the SEC's website at WWW.SEC.GOV. WMC Resources has issued a target's statement in connection with
------------
the offer which investors and holders of WMC Resources securities are strongly advised to read.

This communication is for information purposes only. It shall not constitute an offer to purchase, sell or exchange or the solicitation of any offer to purchase, sell or exchange any securities of WMC Resources. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
-------------------------------------------------------------------

  NOTICE UNDER SECTIONS 650F AND 630(2)(B)
                 OF THE CORPORATIONS ACT 2001 (CTH)



TO:   Company Secretary
      WMC Resources Ltd
      Level 16
      60 City Road
      SOUTHBANK  VIC  3006

      The Manager
      Company Announcements Office
      Australian Stock Exchange Limited
      530 Collins Street
      MELBOURNE  VIC  3000


BHP Billiton Lonsdale Investments Pty Ltd ABN 75 004 346 972 (BHP BILLITON) gives notice that:

(a) It declares the offers dated 29 March 2005 (the OFFERS) made by it under an off-market takeover bid for all the ordinary shares of WMC Resources Ltd (WMC RESOURCES) and the contracts formed by the acceptance of any of those Offers free from the following conditions:

     o    Minimum acceptance condition (clause 5.1(a) of the Offers);

     o No action by Public Authority adversely affecting the Offer (clause 5.1(g) of the Offers);

     o    No prescribed occurrences (clause 5.1(h) of the Offers);

     o No prescribed occurrences between the Announcement Date and service (clause 5.1(i) of the Offers);

     o No material acquisitions, disposals or changes in the conduct of WMC Resources' business (clause 5.1(j) of the Offers);

     o    Non-existence of certain rights (clause 5.1(k) of the Offers);

     o    No material adverse change (clause 5.1(l) of the Offers); and

     o    S&P/ASX 200 index (clause 5.1(m) of the Offers).

(b) The Offers are now free of all conditions set out in clause 5.1 of the Offers and, so far as BHP Billiton knows, none of the conditions is unfulfilled.

(c) As a result of extension of the period for which the Offers are open for acceptance, the date for giving notice on the status of conditions in clause 5.5 of the offer is postponed to 9 June 2005.

BHP Billiton's voting power in WMC Resources at the time of giving this notice is 41.59%.

                                       2


In addition, BHP Billiton notes that the aggregate of:

o the number of WMC Resources shares in respect of which acceptance instructions (in the form of acceptance forms and/or directions to custodians to accept BHP Billiton's offer) have been received in the Acceptance Facility as at 1.45 pm today (as advised by Merrill Lynch
      Equities (Australia) Limited to BHP Billiton); and

o the number of WMC Resources shares in which BHP Billiton has a relevant interest,

is 55.45%. The following table is a breakdown of the aggregate amount between those two categories.

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------------------------------------------------------------------

                              NUMBER OF WMC        PERCENTAGE OF WMC
                              RESOURCES SHARES     RESOURCES' EXISTING
                                                   ISSUED SHARES
------------------------------------------------------------------

ACCEPTANCE FACILITY            162,895,219             13.86%
------------------------------------------------------------------

RELEVANT INTEREST              488,792,275             41.59%
------------------------------------------------------------------

TOTALS                         651,687,494             55.45%
------------------------------------------------------------------

BHP Billiton also notes that it holds economic exposure to 50,624,000 WMC Resources shares (4.31% of the issued share capital) through cash settled derivative contracts.



DATED           3 June 2005



                                    FOR AND ON BEHALF OF
                                    BHP BILLITON LONSDALE INVESTMENTS
                                    PTY LTD
                                    /s/ Ross E Mallett
                                    -----------------------------------
                                    ROSS E MALLETT
                                    COMPANY SECRETARY